Exhibit 5.1

Paul D. Chestovich, Esq.

(651) 235-7536	pdchestovich@gmail.com	1800 Goodrich Avenue, Saint Paul MN 55105

August 27, 2025

Via Electronic Mail

Board of Directors

Sui Group Holdings Limited

1907 Wayzata Boulevard, Suite 205

Wayzata, MN 55391

Re:	Registration Statement on Form S-1

Gentlemen:

The undersigned has acted as counsel to Sui Group Holdings Limited, a Minnesota corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder, of a registration statement on Form S-1 (SEC File No. 333-289201) (the “Registration Statement”) for the registration of the resale from time to time of up to 86,994,345 shares of common stock, par value $0.001 per share, of the Company (the “Securities”), that the Company may issue and sell to the selling stockholder named in the Registration Statement (the “Selling Stockholder”), from time to time in accordance with the terms of that certain Stock Purchase Agreement, dated as of August 1, 2025 by and between the Company and the Selling Stockholder (the “PEF Agreement ”).

Capitalized terms defined in the Registration Statement and used herein (but not otherwise defined herein) have the meanings set forth in the Registration Statement.

In my capacity as counsel to the Company, I have examined the Registration Statement and such documents, records and instruments as I have deemed necessary for the purposes of this opinion. As to matters of fact material to the opinions expressed herein, I have relied on (a) information in public authority documents (and all opinions based on public authority documents are as of the date of such public authority documents and not as of the date of this opinion letter), and (b) information provided in certificates of officers of the Company. I have not independently verified the facts so relied on.

In such examination, I have assumed the following: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; and (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. For purposes of the opinions expressed below, I also assume that the Registration Statement and any amendments or prospectus supplements relating thereto shall have become and be effective pursuant to timely filings under the Securities Act.

Opinion Letter

August 27, 2025

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents examined, I am of the opinion that the Securities have been duly authorized and, when issued and paid for in accordance with their terms and the terms of the PEF Agreement, will be, validly issued, fully paid and non-assessable.

The foregoing opinion is subject to the following exclusions and qualifications:

(a)	These opinions are as of the date hereof, and the undersigned has no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to my attention. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, and I disavow any undertaking to advise you of any changes in law.

(b)	I express no opinion as to enforceability of any right or obligation to the extent such right or obligation is subject to and limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium, fraudulent transfer or other laws affecting or relating to the rights of creditors generally; (ii) rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether arising prior to or after the date hereof or considered in a proceeding in equity or at law; or (iii) the effect of federal and state securities laws and principles of public policy on the rights of indemnity and contribution.

(c)	I do not express any opinions herein concerning any laws other than the laws in their current forms of the State of Minnesota, and I express no opinion with respect to the laws of any other jurisdiction and expressly disclaim responsibility for advising you as to the effect, if any, that the laws of any other jurisdiction may have on the opinions set forth herein.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and any amendments thereto, including any and all post-effective amendments, and to the reference to the undersigned in the prospectus and any prospectus supplements relating thereto under the heading “Legal Matters.” In giving such consent, I do not thereby admit to being in the category of persons whose consent is required under Section 7 of the Securities Act or related rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Paul Chestovich